EXHIBIT (5)(h)

FORM OF APPLICATION

Variable Annuity Application
Home Office:	4 Manhattanville Road, Purchase, NY 10577
Administrative Office:	Transamerica Financial Life Insurance Company
4333 Edgewood Road NE, Cedar Rapids, IA 52499
Telephone:	(800) 525-6205

1. PRODUCT INFORMATION

Product: Landmark NY

❑ Non-Qualified	Qualified:
	❑ Custodial IRA	❑ Inherited IRA	❑ Roth IRA ❑ SEP IRA
	❑ Simple IRA	❑ Traditional IRA	❑ Other:

Signed at:
State

2. OWNER INFORMATION

Type of Owner:	❑ Custodian	❑ Guardianship	❑ Individual	❑ Trust (1)	❑ UGMA / UTMA
❑ Corporate ❑ Individual

Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

3. JOINT OWNER INFORMATION (if applicable)

Relationship to Owner:
Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

(1)	The Trustee Certification Form is required if a Trust is named as Owner.
*	A Residential Address must be completed and cannot be a P.O. Box.

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4. ANNUITANT INFORMATION

   ❑ Same as Owner

Relationship to Owner:
Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

*	A Residential Address must be completed and cannot be a P.O. Box.

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

   Beneficiary designation(s) must total 100%.

❑ Primary	❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes (2) ❑ No

Complete Legal Name:	❑ Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien
❑ N/A - Entity or Trust (1)

❑ Primary	❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes (2) ❑ No

Complete Legal Name:	❑ Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien
❑ N/A - Entity or Trust (1)

❑ Primary	❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes (2) ❑ No

Complete Legal Name:	❑ Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien
❑ N/A - Entity or Trust (1)

(1)	Please submit the Trustee Certification Form if a Trust is named as Beneficiary.
(2)	The Beneficiary Designation with Restricted Payout Form is required.

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6. SOURCE OF FUNDS

Purchase Amount $

❑ Check/Wire Enclosed	❑ Carrier to request release of funds	❑ Agent/Client to request release of funds

Complete only ONE section, 6A or 6B; whichever is applicable.

A.	NON-QUALIFIED

❑	New Money
❑	1035 Exchange - The IRC Section 1035 Exchange Form is required.
❑	CD/Mutual Fund Redemption - The Mutual Fund or CD Redemption Form is required.

B.	QUALIFIED

❑	New Contribution - Tax Year:
❑	Direct Transfer - The Qualified Funds Direct Rollover or Transfer Request Form is required.
❑	Rollover - The Qualified Funds Direct Rollover or Transfer Request Form is required.

From:	❑	401(k)	❑	Inherited IRA	❑	Traditional IRA
	❑	403(b)	❑	SEP IRA	❑	Roth IRA: Date first established
	❑	Custodial IRA	❑	Simple IRA	❑	Converted Roth: Date of conversion

❑	Other:

7. ELECTIONS

A.	GUARANTEED MINIMUM DEATH BENEFITS - If no option is selected, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

❑	Return of Premium Death Benefit

❑	Annual Step-Up Death Benefit - Not available if the Premium Enhancement is selected.

B.	AVAILABLE RIDERS - If a rider is not selected, it will not apply.

❑	Premium Enhancement - Not available if the Liquidity Rider or Annual Step-Up Death Benefit is selected.

I have read and understand the following:

If Premium Enhancement is selected on this application, the policy provides for a premium enhancement (bonus credit) on premium payments. This premium enhancement is not considered a premium payment. The premium enhancement percentage varies from 0% to 5% for each premium payment.

There may be “costs” associated with selecting this bonus credit. The surrender charge percentages are higher and last longer than if you had not selected the Premium Enhancement. Prior to the Annuity Commencement Date, the potential cost could also result in a reduction in interest rate (of approximately 0.10% to 0.15% for each 1% additional premium enhancement for fixed account assets) than what would apply to an otherwise identical annuity with a fixed account component but without the premium enhancement. In addition, election of this bonus credit will result in an increase in Mortality and Expense Risk Fee and Administrative Charge of 0.45% annually during the first nine policy years only (this charge will apply to separate account assets) than what would apply to an otherwise identical annuity with a separate account component, but without the premium enhancement.

The adjustment to the interest rate (for fixed account assets) or Mortality and Expense Risk Fee and Administrative Charge (for separate account assets) helps offset the additional cost to the company for providing the premium enhancement in the form of additional “interest” credited up front, at the time of each premium payment. The additional cost may exceed the value of the benefit after a period of time. The potential cost could result in slightly lower policy values for this policy beginning in a later policy year (e.g. 8-10 policy years after issue) than for a comparable annuity with both fixed account and separate account components, but without the premium enhancement. There are several factors which could potentially affect the actual cost of the premium enhancement, including the premium enhancement percentage, allocation of premium payments, the interest rate environment, separate account market performance, the amount and frequency of withdrawals from the policy, and the length of time this policy remains in force.

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7. ELECTIONS - AVAILABLE RIDERS (continued)

❑	Liquidity Rider - Not available if the Premium Enhancement is selected.

When this rider is selected, the Surrender Charge period is reduced, and the Mortality and Expense Risk Fee and Administrative Charges are higher during the first four policy years.

❑	Retirement Income Choice 1.4 (RIC) Rider - Not available if the Living Benefits Rider is selected.

Select one of the following options - For Issue Ages: 0 to 85

❑ Income Single Designated Allocation Option		❑ Income Joint Designated Allocation Option

Fee:	Designated Allocation Group A - 1.25%	Fee:	Designated Allocation Group A - 1.25%

	Designated Allocation Group B - 0.90%		Designated Allocation Group B - 0.90%

	Designated Allocation Group C - 0.40%		Designated Allocation Group C - 0.40%

If you select one of the options shown above, 100% of your policy value must be in one or more of the designated investment options shown under Group A, Group B and Group C. You may transfer amounts among the designated investment options; however, you cannot transfer any amount to any investment option that is not a designated investment option, while this option is in effect.

The Retirement Income Choice 1.4 Rider can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

The Guaranteed Lifetime Withdrawal Benefit under the Retirement Income Choice 1.4 Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Lifetime Withdrawal Benefit of the Retirement Income Choice 1.4 Rider has a positive value.

The Retirement Income Choice 1.4 Rider fees are a percentage of the Withdrawal Base, and the fees cover the benefit provided by this rider. The rider fees are only deducted from the separate account of the policy.

Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

The Guaranteed Lifetime Withdrawal Benefit may not be appropriate for owners taking the Minimum Required Distribution, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts.

These riders may not be appropriate for owners taking Minimum Required Distributions prior to the 10th rider anniversary. The highest rider monthiversary component of the automatic step-up will not apply during rider years when an excess withdrawal has been paid. Please consult a tax advisor on this and the matter of selecting withdrawal options.

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7. ELECTIONS - AVAILABLE RIDERS (continued)

❑	Retirement Income Choice 1.4 (RIC) With Death Benefit Rider - Not available if the Living Benefits Rider is selected.

Select one of the following options - For Issue Ages: 0 to 85

❑ Income Single Designated Allocation Option		❑ Income Joint Designated Allocation Option

Fee:	Designated Allocation Group A - 1.50%	Fee:	Designated Allocation Group A - 1.45%

	Designated Allocation Group B - 1.15%		Designated Allocation Group B - 1.10%

	Designated Allocation Group C - 0.65%		Designated Allocation Group C - 0.60%

If you select one of the options shown above, 100% of your policy value must be in one or more of the designated investment options shown under Group A, Group B and Group C. You may transfer amounts among the designated investment options; however, you cannot transfer any amount to any investment option that is not a designated investment option, while this option is in effect.

The Retirement Income Choice 1.4 With Death Benefit Rider can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

The Guaranteed Lifetime Withdrawal Benefit under the Retirement Income Choice 1.4 With Death Benefit Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Lifetime Withdrawal Benefit of the Retirement Income Choice 1.4 With Death Benefit Rider has a positive value.

The Retirement Income Choice 1.4 With Death Benefit Rider fees are a percentage of the Withdrawal Base, and the fees cover the benefit provided by this rider. The rider fees are only deducted from the separate account of the policy.

Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

The Guaranteed Lifetime Withdrawal Benefit may not be appropriate for owners taking the Minimum Required Distribution, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts.

These riders may not be appropriate for owners taking Minimum Required Distributions prior to the 10th rider anniversary. The highest rider monthiversary component of the automatic step-up will not apply during rider years when an excess withdrawal has been paid. Please consult a tax advisor on this and the matter of selecting withdrawal options.

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7. ELECTIONS - AVAILABLE RIDERS (continued)

❑	Living Benefits Rider Cost (.90% Annually) - Not available if the Retirement Income Choice 1.4 Rider or Retirement Income Choice 1.4 With Death Benefit Rider is selected.

The Living Benefits Rider can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

The Living Benefits Rider fee is a percentage of the “Principal Back” Total Withdrawal Base, and this fee covers all benefits under this rider. The Rider fee is only deducted from the Separate Account of the policy.

The owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under the Living Benefits Rider.

The Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if either of the withdrawal guarantees available through the Guaranteed Minimum Withdrawal Benefit of the Living Benefits Rider have positive value, or if the owner has held the rider for less than 10 rider years.

Partial withdrawals of the “Principal Back” Guaranteed Annual Withdrawal Amount will result in an excess partial withdrawal under the “for life” withdrawal guarantee. This reduction may be on a greater than dollar-for-dollar basis.

If you choose the Living Benefits Rider, it may result in a lower policy value in certain situations. If policy value is transferred from your chosen variable investment options to the PAM investment options, less of your policy value may be available to participate in any future positive investment performance of your variable investment options. This may potentially provide a lower policy value than if you did not select the Living Benefits Rider.

The Guaranteed Minimum Accumulation Benefit and Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider may not be appropriate for owner subject to minimum distribution requirements under an IRA or other qualified plan prior to expiration of 10 rider years.

Exercise of Guaranteed Minimum Withdrawal benefits after the required minimum distribution beginning date under an IRA or other qualified plan may not be appropriate. Please consult a tax advisor on this and other matters of selecting withdrawal options.

8. INVESTMENT SELECTION

A.	DOLLAR COST AVERAGING (DCA) PROGRAM

  Transfer from:

❑  DCA Fixed Account  ❑  TA Money Market VP  ❑  TA U.S. Government Securities VP

  Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.

Monthly:	❑	6	❑	12	❑	24	❑ Other: (minimum 6 months/maximum 24 months)
Quarterly:	❑	4	❑	8

B.	ASSET REBALANCING PROGRAM - Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing:  ❑  No  ❑  Yes

Rebalance the variable investment options according to my allocations in Section 8C using the frequency indicated below.

❑  Monthly  ❑  Quarterly  ❑  Semi-Annually  ❑  Annually

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8. INVESTMENT SELECTION (continued)

C.	PORTFOLIO FUND ALLOCATIONS

If the Retirement Income Choice 1.4 Rider or the Retirement Income Choice 1.4 With Death Benefit Rider is elected, allocations are only allowed among these Designated Allocation options shown below. If no Retirement Income Choice 1.4 Rider or Retirement Income Choice 1.4 With Death Benefit Rider is elected, allocations are allowed among all Investment Options. Allocations must be entered in whole percentages. The Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%

  Additional investment options are continued on the next page.

  Investment Options:

  Designated Allocation Group A

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	.0%	Fidelity - VIP Balanced Portfolio	.0%	.0%	TA Index 75 VP

.0%	.0%	TA Asset Allocation - Moderate Growth VP	.0%	.0%	TA International Moderate Growth VP

.0%	.0%	TA Balanced VP	.0%	.0%	TA Value Balanced VP

.0%	.0%	TA Efficient Markets VP

If any of the Group A Designated Allocation options listed below are elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	.0%	AllianceBernstein Balanced Wealth	.0%	.0%	Franklin Templeton VIP Founding Funds
		Strategy Portfolio 0.20%			Allocation Fund 0.15%

  Designated Allocation Group B

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	.0%	TA Asset Allocation - Moderate VP	.0%	.0%	TA Index 50 VP

.0%	.0%	TA BlackRock Tactical Allocation VP

If any of the Group B Designated Allocation options listed below are elected, a Fund Facilitation Fee will be charged in addition to any policy fees and charges:

Initial % (Required)	DCA % (Optional)

.0%	.0%	TA BlackRock Global Allocation VP 0.10%

  Designated Allocation Group C

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	NA.0%	DCA Fixed Account	.0%	.0%	TA Asset Allocation - Conservative VP

.0%	NA.0%	1 Year Fixed Guaranteed Period Option	.0%	.0%	TA Money Market VP

.0%	NA.0%	3 Year Fixed Guaranteed Period Option	.0%	.0%	TA PIMCO Total Return VP

.0%	NA.0%	5 Year Fixed Guaranteed Period Option	.0%	.0%	TA U.S. Government Securities VP

.0%	NA.0%	7 Year Fixed Guaranteed Period Option

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8. INVESTMENT SELECTION - PORTFOLIO FUND ALLOCATIONS (continued)

The Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%. Investment Options:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	.0%	AIM V.I. Basic Value Fund	.0%	.0%	TA BlackRock Large Cap Value VP

.0%	.0%	AIM V.I. Capital Appreciation Fund	.0%	.0%	TA Capital Guardian Value VP

.0%	.0%	AllianceBernstein Growth and Income Portfolio	.0%	.0%	TA Clarion Global Real Estate Securities VP

.0%	.0%	AllianceBernstein Large Cap Growth Portfolio	.0%	.0%	TA Convertible Securities VP

.0%	.0%	Fidelity - VIP Contrafund® Portfolio	.0%	.0%	TA Equity VP

.0%	.0%	Fidelity - VIP Equity-Income Portfolio	.0%	.0%	TA Growth Opportunities VP

.0%	.0%	Fidelity - VIP Growth Portfolio	.0%	.0%	TA JPMorgan Enhanced Index VP

.0%	.0%	Fidelity - VIP Mid Cap Portfolio	.0%	.0%	TA Jennison Growth VP

.0%	.0%	Fidelity - VIP Value Strategies Portfolio	.0%	.0%	TA Legg Mason Partners All Cap VP

.0%	.0%	Franklin Income Securities Fund	.0%	.0%	TA MFS High Yield VP

.0%	.0%	Janus Aspen - Enterprise Portfolio	.0%	.0%	TA MFS International Equity VP

.0%	.0%	Janus Aspen - Worldwide Portfolio	.0%	.0%	TA Marsico Growth VP

.0%	.0%	JPMIT Core Bond Portfolio	.0%	.0%	TA Science & Technology VP

.0%	.0%	JPMIT International Equity Portfolio	.0%	.0%	TA Small/Mid Cap Value VP

.0%	.0%	JPMIT U.S. Equity Portfolio	.0%	.0%	TA T. Rowe Price Equity Income VP

.0%	.0%	MFS® New Discovery Series	.0%	.0%	TA T. Rowe Price Growth Stock VP

.0%	.0%	MFS® Total Return Series	.0%	.0%	TA T. Rowe Price Small Cap VP

.0%	.0%	Mutual Shares Securities Fund	.0%	.0%	TA Templeton Global VP

.0%	.0%	Templeton Foreign Securities Fund	.0%	.0%	TA Van Kampen Active International Allocation VP

.0%	.0%	TA American Century Large Company Value VP	.0%	.0%	TA Van Kampen Large Cap Core VP

.0%	.0%	TA Asset Allocation - Growth VP	.0%	.0%	TA Van Kampen Mid-Cap Growth VP

			100%	100%

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES

A.	REPLACEMENT INFORMATION - All questions in this section must be answered.

❑	No	❑	Yes	Will this annuity replace or change any existing annuity or life insurance?

If yes - Company: Policy #:

B.	DISCLOSURES

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	I am in receipt of the privacy notice.

•

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	Account values when allocated to any of the options in Section 8C are not guaranteed as to fixed dollar amount.

  C. SIGNATURES

❑	Check here if you want to be sent a copy of “Statement of Additional Information.”

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Date:

F	Owner(s) Signature:	X

F	Joint Owner(s) Signature:	X

F	Annuitant Signature (if not Owner):	X

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10. REPRESENTATIVE/AGENT ACKNOWLEDGEMENTS & SIGNATURES

A.	REPLACEMENT INFORMATION - All questions in this section must be answered.

❑	No	❑	Yes	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

B.	REPRESENTATIVE/AGENT SIGNATURES

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

#1: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

F	Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

#2: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

F	Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

For Representative/Agent Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

❑ Option A (not available with the Liquidity Rider)

❑ Option B

❑ Option C

(Once selected, program cannot be changed)

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